UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2005

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2005, New Century Mortgage Corporation, an indirect wholly owned subsidiary of the registrant ("NCMC"), NC Capital Corporation, a direct wholly owned subsidiary of NCMC ("NC Capital"), NC Residual II Corporation, a direct wholly owned subsidiary of NC Capital ("NCRII"), Home123 Corporation, a indirect wholly owned subsidiary of the registrant ("Home123"), New Century Credit Corporation, a direct wholly owned subsidiary of the registrant ("NCCC"), and IXIS Real Estate Capital Inc. (f/k/a CDC Mortgage Capital Inc.) ("IXIS") entered into a Fourth Amended and Restated Master Repurchase Agreement (the "Agreement"). The purpose of the Agreement was to add Home123 as a party to the Agreement and to amend certain provisions of the Third Amended and Restated Master Repurchase Agreement, as amended, dated as of September 10, 2004, by and among New Century Mortgage, NC Capital, NCRII, NCCC and IXIS. The maximum credit available under the Agreement is $850 million and the expiration date of the Agreement is October 10, 2006. The Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Fourth Amended and Restated Master Repurchase Agreement, dated as of October 11, 2005, by and among New Century Mortgage Corporation, NC Capital Corporation, NC Residual II Corporation, New Century Credit Corporation, Home123 Corporation and IXIS Real Estate Capital Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

October 17, 2005	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: Vice Chairman, President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amended and Restated Master Repurchase Agreement, dated as of October 11, 2005, by and among New Century Mortgage Corporation, NC Capital Corporation, NC Residual II Corporation, New Century Credit Corporation, Home123 Corporation and IXIS Real Estate Capital Inc.